EXHIBIT 99.1

CONTINENTAL AIRLINES, INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2003
(In millions, except per share data)

(Unaudited)
	Historical Consolidated	Less: Holdings (A)	Add (Less): Pro Forma Adjustments		Pro Forma: Holdings Not Consolidated

Operating Revenue:
Passenger	$ 6,083	$ -	$ -		$ 6,083
Cargo, mail and other	539	970	970	(B)	536
	____		(3)	(G)
	6,622	970	967		6,619
Operating Expenses:
Wages, salaries and related costs	2,319	209	(2)	(B)	2,058
			(50)	(G)
Aircraft fuel	965	104	(33)	(F)	828
Regional capacity purchase, net	-	-	970	(C)	821
			(183)	(D)
			34	(F)
Aircraft rentals	671	183	183	(B)	671
Landing fees and other rentals	469	75	-		394
Maintenance, materials and repairs	395	97	-		298
Depreciation and amortization	336	15	-		321
Booking fees, credit card discount and sales	286	-	-		286
Passenger servicing	224	8	(1)	(G)	215
Commissions	110	-	-		110
Security fee reimbursement	(176)	(3)	-		(173)
Fleet impairment losses and other special charges special charges	79	-	-		79
Other	756	147	66	(B)	658
			(1)	(F)
			(16)	(G)
	6,434	835	967		6,566

Operating Income	188	135	-		53

Nonoperating Income (Expense):
Interest expense	(296)	(6)	(5)	(B)	(295)
Interest capitalized	19	1	-		18
Interest income	13	1	5	(E)	17
Gain on dispositions of ExpressJet Holdings shares special charges	173	-	-		173
Other, net	9	-	41	(I)	50
	(82)	(4)	41		(37)
Income before Income Taxes and Minority Interest	106	131	41		16
Income Tax Provision	(75)	(50)	-		(25)
Minority Interest	(40)	-	40	(H)	-

Net Income (Loss)	$ (9)	$ 81	$ 81		$ (9)

Basic and Diluted Loss per Share	$ (0.14)				$ (0.14)
Shares Used for Basic and Diluted Computation	65.4				65.4

The accompanying notes are an integral part of these pro forma financial statements.

CONTINENTAL AIRLINES, INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2002
(In millions, except per share data)

(Unaudited)
	Historical Consolidated	Less: Holdings (A)	Add (Less): Pro Forma Adjustments		Pro Forma: Holdings Not Consolidated

Operating Revenue:
Passenger	$ 7,862	$ -	$ -		$ 7,862
Cargo, mail and other	540	1,090	1,090	(B)	547
			7	(G)
	8,402	1,090	1,097		8,409
Operating Expenses:
Wages, salaries and related costs	2,959	239	(57)	(G)	2,663
Aircraft fuel	1,023	100	(16)	(F)	907
Regional capacity purchase, net	-	-	1,090	(C)	907
			(199)	(D)
			16	(F)
Aircraft rentals	902	199	199	(B)	902
Landing fees and other rentals	633	88	(1)	(G)	544
Maintenance, materials and repairs	476	97	-		379
Depreciation and amortization	444	30	-		414
Booking fees, credit card discount and sales	380	-	-		380
Passenger servicing	296	7	(1)	(G)	288
Commissions	212	-	-		212
Fleet impairment losses and other special charges special charges	242	-	-		242
Other	1,135	183	88	(B)	1,018
			(22)	(G)
Stabilization Act grant	12	-	-		12
	8,714	943	1,097		8,868

Operating Income (Loss)	(312)	147	-		(459)

Nonoperating Income (Expense):
Interest expense	(372)	(14)	(15)	(B)	(373)
Interest capitalized	36	1	-		35
Interest income	24	4	15	(E)	35
Other, net	(7)	-	56	(I)	49
	(319)	(9)	56		(254)
Income (Loss) before Income Taxes and Minority Interest	(631)	138	56		(713)
Income Tax (Provision) Benefit	208	(54)	-		262
Minority Interest	(28)	-	28	(H)	-

Net Income (Loss)	$ (451)	$ 84	$ 84		$ (451)

Basic and Diluted Loss per Share	$(7.02)				$(7.02)
Shares Used for Basic and Diluted Computation	64.2				64.2

The accompanying notes are an integral part of these pro forma financial statements.

CONTINENTAL AIRLINES, INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2003
(In millions)

(Unaudited)
ASSETS	Historical Consolidated	Less: Holdings (J)	Add (Less): Pro Forma Adjustments		Pro Forma: Holdings Not Consolidated

Current Assets:
Cash and cash equivalents, including restricted cash of $139 ($136 pro forma)	$ 1,487	$171	$ -		$ 1,316
Short-term investments	126	-	-		126
Accounts receivable, net	466	15	3	(L)	454
Spare parts and supplies, net	231	26	-		205
Deferred income taxes	185	-	-		185
Current portion of note receivable from Holdings	-	-	67	(K)	67
Prepayments and other	197	4	-		193
Total current assets	2,692	216	70		2,546

Property and Equipment:
Owned property and equipment:
Flight equipment	6,648	190	-		6,458
Other	1,310	99	-		1,211
	7,958	289	-		7,669
Less: Accumulated depreciation	1,806	56	-		1,750
	6,152	233	-		5,919

Purchase deposits for flight equipment	257	-	-		257

Capital leases:
Flight equipment	117	11	-		106
Other	272	4	-		268
	389	15	-		374
Less: Accumulated amortization	128	4	-		124
	261	11	-		250
Total property and equipment	6,670	244	-		6,426

Other Assets:
Routes	684	-	-		684
Airport operating rights, net	305	5	-		300
Intangible pension asset	144	-	-		144
Investment in unconsolidated subsidiaries	95	-	(7)	(O)	88
Note receivable from Holdings	-	-	153	(K)	153
Other assets, net	288	33	24	(N)	279

Total Assets	$10,878	$498	$240		$10,620

(continued on next page)

CONTINENTAL AIRLINES, INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2003
(In millions)
(Unaudited)
LIABILITIES AND STOCKHOLDERS' EQUITY	Historical Consolidated	Less: Holdings (J)	Add (Less): Pro Forma Adjustments		Pro Forma: Holdings Not Consolidated

Current Liabilities:
Current maturities of long-term debt and capital leases	$ 543	$ 70	$ 67	(L)	$ 540
Accounts payable	854	67	3	(M)	790
Air traffic liability	997	-	-		997
Accrued payroll	278	15	-		263
Accrued other liabilities	357	60	45	(N)	342
Total current liabilities	3,029	212	115		2,932

Long-Term Debt and Capital Leases	5,602	315	153	(L)	5,440

Deferred Income Taxes	613	-	(16)	(N)	597

Accrued Pension Liability	588	-	-		588

Other	308	9	-		299

Commitments and Contingencies

Minority Interest	(26)	-	26	(O)	-

Stockholders' Equity:
Preferred Stock	-	-	-		-
Class B common stock	1	1	1	(O)	1
Additional paid-in capital	1,396	160	160	(O)	1,396
Retained earnings	901	(199)	(199)	(O)	901
Accumulated other comprehensive loss	(393)	-	-		(393)
Treasury stock	(1,141)	-	-		(1,141)
Total stockholders' equity	764	(38)	(38)		764
Total Liabilities and Stockholders' Equity	$10,878	$ 498	$ 240		$10,620

The accompanying notes are an integral part of these pro forma financial statements.

CONTINENTAL AIRLINES, INC.
NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The accompanying pro forma consolidated financial statements present (1) the results of operations of Continental Airlines, Inc. for the nine months ended September 30, 2003 and the year ended December 31, 2002, as if the accounts of ExpressJet Holdings, Inc. ("Holdings") had been accounted for using the equity method of accounting set forth in APB Opinion No. 18, "The Equity Method of Accounting for Investments in Common Stock", rather than being consolidated, effective as of the beginning of each period, and (2) the balance sheet as of September 30, 2003, adjusted to report Holdings using the equity method of accounting as of that date. The pro forma adjustments do not change our ownership interest in Holdings from the historical amounts. We owned 100% of Holdings until Holdings' initial public offering in April 2002. From April 2002 until August 2003, our interest in Holdings was 53.1%. A series of transactions in the third quarter of 2003 (described below) reduced our ownership to 30.9%.

As used in these notes to the pro forma consolidated financial statements, the terms "Continental", "we", "us", and "our" refer to Continental Airlines, Inc. exclusive of Holdings, unless the context indicates otherwise.

Background - FASB Interpretation 46. Effective July 1, 2003, we adopted FASB Interpretation 46, "Consolidation of Variable Interest Entities" ("FIN 46"). FIN 46 requires the consolidation of certain types of entities in which a company absorbs a majority of another entity's expected losses, receives a majority of the other entity's expected residual returns, or both, as a result of ownership, contractual or other financial interests in the other entity. These entities are called "variable interest entities". The principal characteristics of variable interest entities are (1) an insufficient amount of equity to absorb the entity's expected losses, (2) equity owners as a group are not able to make decisions about the entity's activities, or (3) equity that does not absorb the entity's losses or receive the entity's residual returns. "Variable interests" are contractual, ownership or other monetary interests in an entity that change with fluctuations in the entity's net asset value. As a result, variable interest entities can arise from items such as lease agreements, loan arrangements, guarantees or service contracts.

If an entity is determined to be a "variable interest entity", the entity must be consolidated by the "primary beneficiary". The primary beneficiary is the holder of the variable interests that absorb a majority of the variable interest entity's expected losses or receive a majority of the entity's residual returns in the event no holder has a majority of the expected losses. There is no primary beneficiary in cases where no single holder absorbs the majority of the expected losses or receives a majority of the residual returns. The determination of the primary beneficiary is based on projected cash flows at the inception of the variable interests.

Holdings and its wholly-owned subsidiary ExpressJet Airlines, Inc. ("ExpressJet") each meet the criteria for a variable interest entity because the voting rights and economic interests we hold in these entities are disproportionate to our obligations to absorb expected losses or receive expected residual returns. The variable interests in Holdings and ExpressJet include our capacity purchase agreement, a tax sharing agreement with us, a note payable to us, convertible debentures held by third parties, and common stock (of which we and our defined benefit pension plan held approximately 44% at September 30, 2003). Our assessment of expected losses and expected residual returns indicated that we were the primary beneficiary of Holdings and ExpressJet, and thus we were required to consolidate Holdings and ExpressJet, as of September 30, 2003.

Recent Transactions. During the third quarter of 2003, we sold approximately 9.8 million shares of our Holdings common stock to Holdings, reducing our ownership of Holdings from 53.1% to 44.6%. We also contributed approximately 7.4 million shares of Holdings common stock to our defined benefit pension plan, further reducing our ownership of Holdings to 30.9%.

The independent trustee for our defined benefit pension plan subsequently sold a portion of the shares of Holdings that we contributed to the plan. As a result of sales by the defined benefit pension plan, the combined amount of Holdings common stock owned by us and our defined benefit plan fell below 41% on November 12, 2003, the point at which we were no longer the primary beneficiary of Holdings and ExpressJet. Accordingly, we will deconsolidate Holdings and ExpressJet.

Pro Forma Adjustments. Under our capacity purchase agreement with Holdings and ExpressJet, we will continue to purchase all of ExpressJet's capacity at a negotiated price and be responsible for selling the entire seat inventory. As a result, after deconsolidation, we will continue to record the related passenger revenue and related expenses, with payments under the capacity purchase agreement reflected as a separate operating expense. The specific pro forma adjustments are discussed below.

Statements of Operations Adjustments:
  To remove Holdings' income statement amounts from the historical consolidated statements of operations. We have made reclassifications in Holdings' separate company financial statements as filed by Holdings with the Securities and Exchange Commission to conform to our presentation.
  To reverse intercompany amounts included in Holdings' amounts but eliminated in the historical consolidated amounts. For example, Holdings' revenues consist of payments received from us under the capacity purchase agreement. Because these amounts were eliminated in the historical consolidated statements of operations but were included in the Holdings' amounts deducted from the consolidated totals, they must be reversed.
  To record our expenses under the capacity purchase agreement with Holdings. These expenses were eliminated in the historical consolidated statements of operations.
  To record the reduction of regional capacity purchase expense associated with income on aircraft leased to Holdings from us. This income was eliminated in the historical consolidated statements of operations.
  To record interest income related to our note receivable from Holdings. This income was eliminated in the historical consolidated statements of operations.
  To reclassify fuel costs to regional capacity purchase. Under the capacity purchase agreement and a related fuel purchase agreement, Holdings' fuel costs were capped at 61.1 cents per gallon in 2002 and 66.0 cents per gallon in 2003. We absorb fuel costs in excess of these caps.
  To record our income and expenses associated with services provided to Holdings and to conform to our presentation of income and expenses associated with third-party contracts.
  To reverse the minority interest in Holdings' net income included in the historical consolidated statements of operations.
  To record our proportionate share of Holdings' net income on a deconsolidated basis, at historical ownership levels.

  Balance Sheet Adjustments:
  To remove Holdings' reported balance sheet amounts from the historical consolidated balance sheet. We have made reclassifications in Holdings' separate company balance sheet as filed by Holdings with the Securities and Exchange Commission to conform to our presentation.
  To record our note receivable from Holdings. This note receivable was eliminated in the historical consolidated balance sheet.
  To reverse intercompany amounts between Holdings and us that were included in Holdings amounts, but were eliminated in the historical consolidated balance sheet.
  To record accounts payable to Holdings. These amounts were eliminated in the historical consolidated balance sheet.
  To eliminate amounts only recognized in Holdings' separate company balance sheet and to reclassify certain income tax amounts.
  To record our investment in Holdings at September 30, 2003, based on 30.9% ownership, and to reverse Holdings' equity balances and the minority interest in Holdings included in the historical consolidated balance sheet. Our investment balance is negative as a result of Holdings' negative equity balance.